EXHIBIT 99.1
118 Second Avenue SE, PO Box 73909
Cedar Rapids, Iowa 52407-3909
Board schedules special meeting of stockholders and declares regular dividend on common stock
CEDAR RAPIDS, IOWA—November 18, 2011—The Board of Directors scheduled a special meeting of United Fire & Casualty Company (Nasdaq:UFCS) stockholders for 10 a.m. on Tuesday, January 24, 2012, at the home office building in Cedar Rapids, Iowa. At the special meeting, stockholders will be asked to approve the formation of a new holding company structure for the United Fire Group. United Fire & Casualty Company stockholders of record as of November 28, 2011, will have the opportunity to vote at the special meeting.
Regular dividend on common stock
The Board of Directors also declared a regular quarterly dividend on the common stock of 15 cents per share at its meeting today, Friday, November 18. This dividend will be payable on January 3, 2012, to stockholders of record as of December 15, 2011. Our company has paid dividends every quarter since March 1968.
About United Fire & Casualty Company
Founded in 1946, United Fire & Casualty Company is engaged in the business of writing property and casualty insurance and life insurance and selling annuities. Our company’s net premiums written totaled $453.4 million for the nine-month period ended September 30, 2011, and our market capitalization was $451.1 million at September 30, 2011.
We are licensed as a property and casualty insurer in 43 states, plus the District of Columbia, and we are represented by more than 1,200 independent agencies. United Fire is rated A (Excellent) by A.M. Best Company, which also ranked United Fire one of the Top 75 North American Public Insurers (based on 2010 assets) and Top 200 U.S. Property/Casualty Writers (based on 2010 net premiums written) in the July 2011 issue of Best’s Review. United Fire has also been named one of the most trustworthy publicly traded companies in America, a list compiled through a partnership of Forbes and Audit Integrity. Less than five percent of the entire U.S. stock market qualifies for the list.
Our subsidiary, United Life Insurance Company, is licensed in 29 states, represented by more than 900 independent life agencies.
For more information about United Fire, visit www.unitedfiregroup.com.
Contacts:
Randy A. Ramlo, President/CEO, or Dianne M. Lyons, Vice President/CFO, 319-399-5700

Disclosure of forward-looking statements
This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our company, the industry in which we operate, and beliefs and assumptions made by management. Words such as “expect(s),” “anticipate(s),” “intend(s),” “plan(s),” “believe(s),” “continue(s),” “seek(s),” “estimate(s),” “goal(s),” “target(s),” “forecast(s),” “project(s),” “predict(s),” “should,” “could,” “may,” “will continue,” “might,” “hope,” “can” and other words and terms of similar meaning or expression in connection with a discussion of future operating, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Part I Item 1A “Risk Factors” of our annual report on Form 10-K for the year ended December, 31, 2010, filed with the SEC on March 1, 2011 and in our report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 7, 2011. The risks identified on Form 10-K are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made.